              SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549

                           FORM 8-K

                        CURRENT REPORT

            Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934


               Date of Report (Date of earliest
              event reported):  January 23, 1996


               CONSOLIDATED NATURAL GAS COMPANY
--------------------------------------------------------------
    (Exact name of registrant as specified in its charter)


          Delaware              1-3196        13-0596475
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(State or other jurisdiction  (Commission    (I.R.S. Employer
     of incorporation)        File Number)  Identification No.)

CNG Tower
625 Liberty Avenue
Pittsburgh, Pennsylvania                          15222-3199
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(Address of principal executive offices)        (Zip Code)


Registrant's telephone number including area code (412) 227-1000
                                                  --------------


                             None
--------------------------------------------------------------
(Former name or former address, if changed since last report.)






                      Page 1 of 77 Pages
                    Exhibit Index on Page 8

Item 5.   Other Events.


          On January 23, 1996, the Board of Directors of Con-solidated Natural Gas Company (the "Company") declared a divi-dend distribution of one Right for each outstanding share of Common Stock, $2.75 par value, of the Company (the "Common Stock") to stockholders of record at the close of business on February 28, 1996 (the "Record Date"). The Rights are to be issued pursuant to a shareholder rights plan which was approved by the Board of Directors on November 13, 1995. Each Right entitles the registered holder to purchase from the Company one-half of one share of Common Stock at a price of $175 per share (the "Purchase Price"), being $87.50 per half share, sub-ject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Society National Bank, as Rights Agent (the "Rights Agent").

Distribution Date; Transfer of Rights

          Until the earlier to occur of (i) ten days following the date (the "Shares Acquisition Date") of the public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of Common Stock or other voting securities ("Voting Stock") that have 10% or more of the voting power of the outstanding shares of Voting Stock or
(ii) ten days following the commencement or announcement of an intention to make a tender offer or exchange offer the consum-mation of which would result in such person acquiring, or obtaining the right to acquire, beneficial ownership of Voting Stock having 10% or more of the voting power of the outstanding shares of Voting Stock (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Company's Common Stock certificates out-standing as of the Record Date, by such Common Stock certifi-cate. The Rights Agreement provides that, until the Distribu-tion Date, the Rights will be transferred with and only with the Company's Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuance of the Company's Common Stock will contain a notation incorporating the Rights Agreement by reference.


                      Page 2 of 77 Pages

Until the Distribution Date (or earlier redemption or expira-tion of the Rights), the surrender for transfer of any of the Company's Common Stock certificates outstanding as of the Record Date will also constitute the transfer of the Rights associated with the Common Stock represented by such certifi-cate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certifi-cates") will be mailed to holders of record of the Company's Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

          The Rights are not exercisable until the Distribution
Date. The Rights will expire at the close of business on Feb-ruary 28, 2006, unless earlier redeemed or exchanged by the Company as described below.

Exercise of Rights for Common Stock of the Company

          In the event that a Person becomes an Acquiring Per-son at any time following the Distribution Date, each holder of a Right will thereafter have the right to receive, upon exer-cise, Common Stock (or, in certain circumstances, cash, prop-erty or other securities of the Company) having a value equal to two times the Purchase Price of the Right then in effect. Notwithstanding any of the foregoing, following the occurrence of such event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agree-ment) were, beneficially owned by any Acquiring Person will be null and void.

Exercise of Rights for Shares of the Acquiring Company

          In the event that, at any time following the Shares Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction, or (ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, Common Stock of the acquiring com-pany having a value equal to two times the Purchase Price of the Right then in effect.

Adjustments to Purchase Price

          The Purchase Price payable, and the number of shares of Common Stock (or other securities, as the case may be) issu-able upon exercise of the Rights are subject to adjustment from


                      Page 3 of 77 Pages
time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock, (ii) upon the grant to holders of the Common Stock of certain rights or warrants to subscribe for or purchase shares of the Common Stock or convertible securities at less than the then Current Market Price of the Common Stock or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular peri-odic cash dividends or dividends payable in the Common Stock) or of subscription rights or warrants (other than those referred to above). Prior to the Distribution Date, the Board of Directors of the Company may make such equitable adjustments as it deems appropriate in the circumstances in lieu of any adjustment otherwise required by the foregoing.

          With certain exceptions, no adjustment in the Pur-chase Price will be required until the earlier of (i) three years from the date of the event giving rise to such adjustment or (ii) the time at which cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No frac-tional shares of Common Stock will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock on the last trading date prior to the date of exercise.

Redemption and Exchange of Rights

          At any time prior to 5:00 P.M. New York City time on the tenth day following the Shares Acquisition Date, the Com-pany may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). Under cer-tain circumstances set forth in the Rights Agreement, the deci-sion to redeem shall require the concurrence of a majority of the Independent Directors. Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights with, if required, the concurrence of the Independent Direc-tors, the Company shall make announcement thereof, and upon such action, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

          At any time after the occurrence of the event set forth under the heading "Exercise of Rights for Common Stock of the Company" above, the Board of Directors may exchange the Rights (other than Rights owned by an Acquiring Person, which have become void), in whole or in part, at an exchange ratio of one share of Common Stock, and/or other securities, cash or



                      Page 4 of 77 Pages
other assets deemed to have the same value as one share of Com-mon Stock, per Right, subject to adjustment.

          Until a Right is exercised or exchanged for Common Stock, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock or other consideration of the Com-pany or for the stock of the Acquiring Person as set forth above, or are exchanged as provided in the preceding paragraph.

Amendments to Terms of the Rights

          Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company without the consent of the holders of the Rights prior to the Distribution Date. Thereafter, the provisions of the Rights Agreement may be amended by the Board of Directors in order to cure any ambi-guity, defect or inconsistency, or to make changes which do not adversely affect the interests of holders of Rights (excluding the interest of any Acquiring Person); provided, however, that no supplement or amendment may be made on or after the Distri-bution Date which changes those provisions relating to the principal economic terms of the Rights. The Board of Directors may also, with the concurrence of a majority of the Independent Directors, extend the redemption period for up to an additional 20 days.

          The term "Independent Directors" means any member of the Board of Directors of the Company who was a member of the Board prior to the date of the Rights Agreement, and any person who is subsequently elected to the Board if such person is rec-ommended or approved by a majority of the Independent Direc-tors, but shall not include an Acquiring Person or any repre-sentative thereof.

          A copy of the Rights Agreement is filed herewith as
Exhibit 1. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by ref-erence to such Exhibit, which is hereby incorporated herein by reference.






                      Page 5 of 77 Pages

Item 7.   Financial Statements and Exhibits.

          (c) Exhibits. The following exhibits are filed herewith and incorporated herein by reference:

          Exhibit Number

          1 Rights Agreement, dated as of January 23, 1996, between Consolidated Natural Gas Company and
               Society National Bank, as Rights Agent.

          2    Press Release dated November 13, 1995.

          3    Press Release dated January 23, 1996.



































                      Page 6 of 77 Pages

                          SIGNATURES


          Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              CONSOLIDATED NATURAL GAS COMPANY



Dated:  January 23, 1996      By:  /s/ David M. Westfall
                                 -------------------------------
                                 Name:  David M. Westfall
                                 Title: Senior Vice President,
                                          Finance


































                      Page 7 of 77 Pages

                         EXHIBIT INDEX


Number         Description                              Page
------         -----------                              ----

99.1           Rights Agreement, dated as of Janu-         9
               ary 23, 1996, between Consolidated
               Natural Gas Company and Society
               National Bank, as Rights Agent.

99.2           Press Release dated November 13,           74
               1995.

99.3           Press Release dated January 23,            76
               1996.



































                      Page 8 of 77 Pages